Exhibit 11




                                     MOVADO GROUP, INC.

                            COMPUTATION OF NET INCOME PER SHARE
                          (In thousands, except per share amounts)

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


                                                    Six Months Ended      Three Months Ended
                                                      July 31, 1996         July 31, 1996
                                                  --------------------   --------------------
 Primary
 -------
 Net income                                                   $1,210                   $1,683
                                                  ====================   ====================

 Weighted average number of common shares
 outstanding                                                   6,007                    6,007

 Add common equivalent shares
 (determined using the "Treasury Stock" Method)
 representing shares issuable upon exercise of
 employee stock options                                           20                       22
                                                  --------------------   --------------------


 Weighted average number of shares used in
 primary net income per share                                  6,027                    6,029
                                                  ====================   ====================

 Primary net income per share                                  $0.20                    $0.28
                                                  ====================   ====================


 Fully Diluted
 -------------
 Net income                                                   $1,210                   $1,683
                                                  ====================   ====================


 Weighted average number of common shares
 outstanding                                                   6,007                    6,007

 Add common equivalent shares
 (determined using the "Treasury Stock" Method)
 representing shares issuable upon exercise of
 employee stock options                                           22                       22
                                                  --------------------   --------------------


 Weighted average number of shares used in fully
 diluted net income per share                                  6,029                    6,029
                                                  ====================   ====================

 Fully diluted net income                                      $0.20                    $0.28
                                                  ====================   ====================


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